Exhibit 10.2

COMPENSATION PLAN AGREEMENT

THIS COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of November 27, 2025 is between Cushman & Wakefield plc, a public limited company incorporated under the law of England and Wales (“Shareholder”), Cushman & Wakefield Ltd., a Bermuda exempted company (“Cushman”), Cushman & Wakefield Global, Inc., a Delaware corporation. All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the definitive proxy statement of Shareholder, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 4, 2025 (the “Proxy Statement”).

RECITALS

WHEREAS, pursuant to the Scheme and Proxy Statement, at the Effective Date, the parent company of Shareholder group will redomicile from England and Wales to Bermuda (the “Redomiciliation”);

WHEREAS, in connection with the Redomiciliation, (A) Shareholder will transfer (including sponsorship of) to Cushman, and Cushman will assume (including sponsorship of), Shareholder’s equity compensation plans listed in Exhibit A and any subplans, appendices or addendums thereto (the “Shareholder Equity Compensation Plans”) and all obligations of Shareholder pursuant to each stock option (a “Shareholder Option”) to purchase Shareholder’s ordinary shares of $0.10 nominal value (“Shareholder Stock”) and each right to acquire or vest in a share of Shareholder Stock (a “Shareholder Stock Unit” and each of a Shareholder Option and a Shareholder Stock Unit, a “Shareholder Equity Award”) that is outstanding immediately prior to the Effective Date and (i) issued under the Shareholder Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “Shareholder Equity Award Grant Agreement” and such grant agreements together with the Shareholder Equity Compensation Plans, the “Shareholder Equity Compensation Plans and Agreements”) or (ii) granted by Shareholder outside of the Shareholder Equity Compensation Plans and Agreements pursuant to Section 303A.08 of the NYSE Listed Company Manual, all upon the terms and subject to the conditions set forth in the Proxy Statement and this Agreement, and (B) each such Shareholder Equity Award will be converted into (i) with respect to each Shareholder Stock Unit, a right to acquire or vest in Cushman’s common shares, par value $0.10 per share (“Cushman Stock”) or (ii) with respect to a Shareholder Option, an option to purchase a share of Cushman Stock at an exercise price per share equal to the exercise price per share of Shareholder Stock subject to such Shareholder Option immediately prior to the Effective Date;

WHEREAS, Shareholder maintains the Cushman & Wakefield plc Executive Deferred Compensation Plan (the “Deferred Compensation Plan”);

WHEREAS, Shareholder maintains the Cushman & Wakefield plc Clawback Policy, dated November 1, 2023 (the “Clawback Policy”);

WHEREAS, Shareholder is party to those certain letter agreements listed in Exhibit B hereto (the “Letter Agreements”);

WHEREAS, the Board of Directors of Shareholder has determined that it is in the best interests of Shareholder and its shareholders for Shareholder to enter into this Agreement; and

WHEREAS, the Board of Directors of Cushman has determined that it is in the best interests of Cushman and its shareholders for Cushman to enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Shareholder and Cushman hereby agree as follows:

I.

EQUITY PLANS AND AWARDS

1. Subject to and as of the Effective Date, Shareholder will assign to Cushman and Cushman will assume and perform, from and after the Effective Date, all of the obligations of Shareholder pursuant to the Shareholder Equity Compensation Plans and Agreements.

2. Subject to and as of the Effective Date, (A) Shareholder will assign to Cushman and Cushman will assume each Shareholder Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Date (i) issued under the Shareholder Equity Compensation Plans and Agreements or (ii) granted by Shareholder outside of the Shareholder Equity Compensation Plans and Agreements pursuant to Section 303A.08 of the NYSE Listed Company Manual and (B) each such Shareholder Equity Award shall be converted into (i) with respect to each Shareholder Stock Unit, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Shareholder Equity Compensation Plan and/or Shareholder Equity Award Grant Agreement (as modified herein), a share of Cushman Stock with the same rights and privileges applicable to the share of Shareholder Stock subject to such Shareholder Stock Unit immediately prior to the Effective Date and (ii) with respect to a Shareholder Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable Shareholder Equity Compensation Plan and/or Shareholder Equity Award Grant Agreement (as modified herein), a share of Cushman Stock with the same rights and privileges applicable to the share of Shareholder Stock subject to such Shareholder Option immediately prior to the Effective Date, at an exercise price per share equal to the exercise price per share of Shareholder Stock subject to such Shareholder Option immediately prior to the Effective Date. All Shareholder Options shall be adjusted and converted in accordance with the requirements of Section 424 of the United States Internal Revenue Code of 1986, as amended, and the regulations thereunder.

3. At the Effective Date, the Shareholder Equity Awards, the Shareholder Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of Shareholder Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Shareholder in such awards, documents and provisions shall be read to refer to Cushman and references to Shareholder Stock in such awards, documents and provisions shall be read to refer to Cushman Stock. Cushman and Shareholder agree to (A) prepare and execute all amendments to the Shareholder Equity Compensation Plans and Agreements, Shareholder Equity Awards and other documents necessary to effectuate Cushman’s assumption of the Shareholder Equity Compensation Plans and Agreements and outstanding Shareholder Equity Awards, (B) provide notice of such assumption to holders of such Shareholder Equity Awards, and (C) submit any required filings with the SEC in connection with same.

4. On or prior to the Effective Date, Cushman shall reserve sufficient shares of Cushman Stock to provide for the issuance of Cushman Stock to satisfy Cushman’s obligations under this Agreement with respect to the Shareholder Equity Compensation Plans and Agreements and Shareholder Equity Awards.

5. Shareholder and Cushman agree that the Redomiciliation does not constitute a “Change in Control” under the Shareholder Equity Compensation Plans and Agreements or the Shareholder Equity Awards, as such term is defined therein.

II.

DEFERRED COMPENSATION PLAN

1. Subject to and as of the Effective Date, Shareholder will assign to Cushman and Cushman will assume and perform, from and after the Effective Date, all of the obligations of Shareholder pursuant to the Deferred Compensation Plan (including, for the avoidance of doubt, any outstanding and valid deferral elections made pursuant to the Deferred Compensation Plan and any obligations in respect of any Deferred Stock Account (as such term is defined therein)), noting that no assets of Cushman shall be held in any way as collateral security for the fulfilling of the obligations of Cushman, any and all of Cushman’s assets shall be, and remain, the general unpledged, unrestricted assets of Cushman, subject to the claims of Cushman’s general creditors and that Cushman’s obligation as to the Deferred Compensation Plan shall be merely that of an unfunded and unsecured promise of Cushman to pay money in the future, and the rights of any participants or beneficiaries of the Deferred Compensation Plan shall be no greater than those of unsecured general creditors of Cushman.

2. At the Effective Date, the Deferred Compensation Plan (and any outstanding and valid deferral elections) shall be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Shareholder shall be read to refer to Cushman and that references to “Common Stock” (including in respect of any Deferred Stock Account) will refer to shares of Cushman Stock. Cushman and Shareholder agree to prepare and execute all amendments to the Deferred Compensation Plan and other documents necessary to effectuate Cushman’s assumption of the Deferred Compensation Plan.

3. Shareholder and Cushman agree that the Redomiciliation does not constitute a “Change in Control” under the Deferred Compensation Plan, as such term is defined therein.

III.

CLAWBACK POLICY

1. Subject to and as of the Effective Date, Cushman will assume and administer, from and after the Effective Date, the Clawback Policy. Cushman and Shareholder agree to prepare and execute all amendments to the Clawback Policy and other documents necessary to effectuate Cushman’s assumption of the Clawback Policy.

IV.

OFFER LETTERS

1. Subject to and as of the Effective Date, Shareholder will assign to Cushman & Wakefield Global, Inc., and Cushman & Wakefield Global, Inc. will assume and perform, from and after the Effective Date, all of the obligations of Shareholder pursuant to the Letter Agreements. Cushman & Wakefield Global, Inc. and Shareholder agree to prepare and execute all amendments to the Letter Agreements and other documents necessary to effectuate Cushman & Wakefield Global, Inc.’s assumption of the Letter Agreements.

V.

MISCELLANEOUS

1. Each of Shareholder and Cushman will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

SHAREHOLDER

By:	/s/ Steven Belew Steven Belew, Authorised Person, for and on behalf of Cushman & Wakefield plc

CUSHMAN & WAKEFIELD LTD.

By:	/s/ Noelle Perkins Name: Noelle Perkins
Title: Executive Vice President, Chief Legal Officer & Secretary

CUSHMAN & WAKEFIELD GLOBAL, INC.

By:	/s/ Steven Belew Name: Steven Belew
Title: Assistant Secretary

Exhibit A

Equity Plans

•	Cushman & Wakefield plc Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan

•	Cushman & Wakefield plc Third Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan

•	DTZ Jersey Holdings Limited Management Equity Incentive Plan

Exhibit B

Letter Agreements

•	Offer Letter by and between Cushman and Michelle MacKay, dated May 4, 2023, as subsequently modified on March 12, 2025

•	Offer Letter by and between Cushman and Andrew McDonald, dated May 4, 2023